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                                 EX-99.B11(b)

                      Consent of Coopers & Lybrand L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 33-8982) of The Victory Portfolios of our report dated December 19, 1994 on our audits of the financial statements and financial highlights of The Victory Portfolios (comprising the U.S. Government Obligations Fund, Prime Obligations Fund, Tax-Free Money Market Fund (formerly the Tax-Exempt Fund), Limited Term Income Fund, Government Mortgage Fund (formerly the U.S. Government Income Fund), Intermediate Income Fund, Investment Quality Bond Fund, Ohio Municipal Bond Fund (formerly the Ohio Tax-Free Bond Fund), Balanced Fund, Stock Index Fund, Value Fund (formerly the Value Stock Fund), Diversified Stock Fund, Growth Fund (formerly the Growth Stock Fund), Special Value Fund (formerly the Special Growth Stock Fund), Ohio Regional Stock Fund, and International Growth Fund) as of October 31, 1994 and for the periods then ended. We also consent to the reference to our Firm under the caption "Auditors" in the Prospectuses, and "Auditors" and "Miscellaneous" in the Statements of Additional Information relating to The Victory Portfolios in this Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 33-8982).




                                           COOPERS & LYBRAND L.L.P.


Columbus, Ohio
December 22, 1995